                           CONSENT AND FIRST AMENDMENT
                               TO CREDIT AGREEMENT


          CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), executed and delivered on or about December 2, 1994, but effective as of April 15, 1994, made by and among Credit Lyonnais New York Branch, individually and as Administrative Agent (the "Administrative Agent"), Texas Commerce Bank National Association, a national banking association and its successors and assigns, as Collateral Agent (the "Collateral Agent"), Arab Banking Corporation (B.S.C.), individually and as a Co-Agent (together with the Collateral Agent and the Administrative Agent, being hereinafter collectively referred to as the "Agents"), and the banks and other financial institutions listed on the signature pages hereto (together with the Agents hereinafter collectively referred to as the "Banks"), Weatherford International Incorporated, a corporation organized under the laws of the State of Delaware ("WII"), Weatherford U.S., Inc., a corporation organized under the laws of the State of Delaware ("WUSI"), and Weatherford/Lamb, Inc., a corporation organized under the laws of the State of Delaware ("Weatherford/Lamb").

          PRELIMINARY STATEMENTS:

          (1) The parties hereto are parties to that certain Amended and Restated Revolving and Term Credit Agreement dated as of April 15, 1994 among the Agents, the Banks, WII, WUSI and Weatherford/Lamb (WUSI and Weatherford/Lamb being hereinafter collectively referred to as the "Borrowers") (as hereinafter amended or otherwise modified from time to time, the "Credit Agreement").

          (2) WII and the Borrowers have requested that the Banks agree to certain modifications to the Credit Agreement pursuant to the terms and conditions hereof.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  DEFINED TERMS AND RELATED MATTERS.

          (a) The capitalized terms used herein which are defined in the Credit Agreement and not otherwise defined herein shall have the meanings specified therein.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment.

          SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

          (a) Clause (ii) of Section 6 of the Credit Agreement is hereby amended in its entirety to read as follows:

          (ii) the proceeds of the Term Loans shall be used by WUSI to renew, extend and restructure the term loan facility made available to WUSI under the Existing Facility, to finance (by means of intercompany loans made ultimately to the Odfjell Buyers evidenced by the Odfjell Acquisition Subsidiary Notes) the Odfjell Acquisition, to pay transaction costs associated with the Odfjell Acquisition and to fully repay the amount outstanding as of the Closing Date under the revolving credit facility under the Existing Facility.

          (b) Section 9.18 of the Credit Agreement is hereby amended in its entirety to read as follows:

                    9.18. ACQUISITION SUBSIDIARY NOTES. WII will, and will cause WUSI, WLI and each Acquisition Subsidiary to, maintain in full force and effect all Acquisition Subsidiary Notes and will not, except as contemplated by the First Amendment, without the prior written consent of the Banks, modify or amend any Acquisition Subsidiary Note. WII will, and will cause WUSI, WLI and each Acquisition Subsidiary to, perform or cause to be performed all of the terms, covenants, agreements and conditions on its part to be performed under each Acquisition Subsidiary Note to which it is a party. WII will, and will cause WUSI, WLI and each Acquisition Subsidiary to, timely and diligently pursue the enforcement of each covenant or obligation of each other party to each Acquisition Subsidiary Note. As soon as possible after the Closing Date, WLI will propose revised principal amounts for each Odfjell Acquisition Note, such amounts to reflect the fair market value of the Odfjell Acquisition Assets purchased by each Odfjell Buyer. Upon the prior written consent of the Agents, the Odfjell Acquisition Subsidiary Notes shall be amended and restated to reflect such revised amounts.

          (c) Section 10.3 of the Credit Agreement is hereby amended by amending Subsection (1) thereof in its entirety to read as follows:

          (1) (A) unsecured Debt of the Acquisition Subsidiaries to WUSI and WLI represented by the Acquisition Subsidiary Notes and

          (B) unsecured Debt of WLI to WUSI evidenced by that certain Promissory Note dated as of April 15, 1994, executed by WLI and payable to WUSI in the original, stated principal amount of $55,200,000;

          (d) Section 10.3 of the Credit Agreement is hereby further amended by including after subsection (o) thereof the following new subsection (p):

          (p) unsecured Debt of WII or any Borrower of the type described in subsection (d)(iii) of the definition of "Debt."

          (e) Section 10.3 of the Credit Agreement is hereby further amended by amending the final paragraph thereof to read as follows:

                    Notwithstanding the foregoing, no Debt permitted under subclauses (b) through (p) shall be incurred, created or assumed unless prior to such incurrence, creation or assumption and after giving pro forma effect thereto, no Default or Event of Default has or will have occurred and be continuing.

          (f) The first sentence of Section 10.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

          Except as contemplated by the First Amendment, WII will not, and will not permit any Subsidiary to, sell or otherwise dispose of any shares of stock or Debt of any Subsidiary, or permit any Subsidiary to issue or dispose of its stock (other than directors' qualifying shares), except as provided by
          Section 10.6.

          (g) Exhibit "A" to the Credit Agreement is hereby amended by amending the definition of "Odfjell Acquisition Subsidiary Notes" in its entirety to read as follows:

                    "ODFJELL ACQUISITION SUBSIDIARY NOTES" shall mean the promissory notes executed by the Odfjell Buyers and payable to WLI to evidence the purchase price of the Odfjell Acquisition Assets, each in the form of the promissory note attached as EXHIBIT K hereto, or other form reasonably acceptable to the Agents and, upon prior written consent of the Agents, any renewals, extensions, modifications or rearrangements thereof.

          (h) Exhibit "A" to the Credit Agreement is hereby further amended by including therein in proper alphabetical order the following new definition:

                    "ASSIGNMENT OF ODFJELL ACQUISITION SUBSIDIARY
          NOTES" shall mean that certain Assignment of Odfjell
          Acquisition Subsidiary Notes dated as of April 15, 1994 executed by WLI in favor of the Collateral Agent, and, upon prior written consent of the Agents, any renewals, extensions, modifications or rearrangements thereof.

          (i) Exhibit "A" to the Credit Agreement is hereby further amended by including therein in proper alphabetical order the following new definition:

          "FIRST AMENDMENT" shall mean that certain Consent and First Amendment to Credit Agreement dated as of April 15, 1994, executed by and among WII, the Borrowers, the Agents and the Banks."

          (j) Exhibit "A" to the Credit Agreement is hereby further amended by including therein in proper alphabetical order the following new definition:

          "G & W ACQUISITION" shall mean the purchase on or about June 1, 1994 by Weatherford Inc. and Weatherford Oil Tool Middle East Ltd. of the assets of Gillette & Whitehead Drilling Services Ltd. for a purchase price of approximately $8,700,000.00.

          (k) Exhibit "A" to the Credit Agreement is hereby further amended by amending the definition of "Security Agreements" in its entirety to read as follows:

          "SECURITY AGREEMENTS" shall mean, collectively, the WUSI Security Agreement, the WLI Security Agreement and the Assignment of Odfjell Acquisition Subsidiary Notes.

          (l) Exhibit "A" to the Credit Agreement is hereby further amended so that clause (ii) of the proviso contained in the definition of "Consolidated Capital Expenditures" is amended to read in its entirety as follows:

          (ii) any capital expenditures of WWII and its Subsidiaries incurred (A) in connection with the G & W Acquisition or (B) prior to the Closing Date in connection with the Prior
          Acquisitions or

          (m) Exhibit "K" to the Credit Agreement is hereby replaced by Exhibit "K" attached hereto.

          SECTION 3. CERTAIN CONSENTS OF THE AGENTS AND THE BANKS. Notwithstanding prohibitions contained in Sections 10.5 and 10.6 and the second sentence of Section 9.8 of the Credit Agreement, each of the Agents and the Banks, by its execution and delivery of this

Amendment, provides its written consent to the transactions that are described in SCHEDULE 1 to this Amendment; PROVIDED, THAT, no Default or Event of Default which may arise from any such transaction due to a violation of any other provision of the Credit Agreement is hereby waived.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. WII and each Borrower represent and warrant as follows:

          (a) This Amendment is, and all other documents and instruments executed in connection herewith will be, legal, valid and binding obligations of WII and each Subsidiary which is a party thereto enforceable in accordance with their respective terms, except as enforceability may be
     (i) limited by applicable Debtor Laws and (ii) subject to the general effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding is equity or at law).

          (b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority which has not been received is required for (i) the execution, delivery or performance of this Amendment by WII and the Borrowers; or (ii) the exercise by the Agents and the Banks of the rights or the remedies provided for in the Credit Agreement, as amended hereby.

          (c) WII and each Subsidiary (a) are corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdiction of incorporation; (b) have the corporate power to own their respective properties and to carry on their respective businesses as now conducted; and (c) are duly qualified as foreign corporations to do business and are in good standing in every jurisdiction where such qualification is necessary and where failure to be so qualified would have a Material Adverse Effect.

          (d) Neither the execution and delivery of this Amendment and all other documents and instruments executed in connection herewith nor the consummation of the transactions contemplated hereby or thereby nor fulfillment of and compliance with the respective terms, conditions and provisions hereof and thereof will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation or imposition of any Lien on any of the property of WII or any Subsidiary pursuant to (a) the charter or bylaws applicable to WII or any such Subsidiary; (b) any Law or any regulation of any administrative or governmental instrumentality; (c) any order, writ, injunction or decree of any court; or (d) the terms, conditions or provisions of any Material Contract to which WII or any such Subsidiary is a party or by which it is bound or to which it is subject.

          (e) WII and each Subsidiary have the power and authority to make, execute, deliver and carry out this Amendment and all other documents and instruments executed in connection to which they are a party and the transactions contemplated herein and therein and to perform their respective obligations hereunder and thereunder and all such action has been duly authorized by all necessary proceedings on their part. Such Loan Documents to which they are a party have been duly and validly executed and delivered by WII and each Subsidiary.

          (f) Neither this Amendment nor any other document, certificate or statement furnished to any Agent or any Bank by or on behalf of WII or any Subsidiary in connection with this Amendment contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          SECTION 5. RATIFICATION. The Credit Agreement, as hereby amended, is in all respects ratified and confirmed, and all of the rights and powers created thereby or thereunder shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agents or the Banks under the Credit Agreement, the Notes and the Loan Documents, as each may be amended or modified from time to time, nor constitute a waiver of any other provision of the Credit Agreement, as amended by this Amendment or the Notes and the Loan Documents, as each may be amended or modified from time to time. This Amendment is a "Loan Document."

          SECTION 6. FURTHER ASSURANCES. WII and the Borrowers agree to do, execute, acknowledge and deliver all and every further acts and instruments as the Administrative Agent may request for the better assuring and confirming unto the Administrative Agent all and singular the rights granted or intended to be granted hereby or hereunder.

          SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Amendment or made in writing by or on behalf of WII and the Borrowers in connection herewith, shall survive the execution and delivery of this Agreement and shall continue until 365 or 366 days, as the case may be, after the repayment of the Notes. Any investigation by any Agent or any Bank shall not diminish in any respect whatsoever its right to rely on such representations and warranties.

          SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES

HEREUNDER, IN RESPECT OF ANY PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 10. FINAL AGREEMENT. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT) EXECUTED BY ANY OF THE PARTIES PRIOR TO OR SUBSTANTIALLY CONCURRENTLY HEREWITH TOGETHER CONSTITUTES A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. THIS PROVISION IS INTENDED TO COMPLY WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE.

                              WEATHERFORD INTERNATIONAL
                              INCORPORATED



                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              WEATHERFORD/LAMB, INC.



                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              WEATHERFORD U.S., INC.



                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              CREDIT LYONNAIS NEW YORK BRANCH,
                              as a Bank and as Administrative Agent


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION, as a Bank and as Syndication and Collateral Agent


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              ARAB BANKING CORPORATION (B.S.C.),
                              as a Bank and as a Co-Agent


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              BANK OF SCOTLAND


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              CORESTATES BANK, N.A.


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              FIRST INTERSTATE BANK OF TEXAS, N.A.


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              WELLS FARGO BANK


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              UNION BANK


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              DEN NORSKE BANK AS


                              By:

                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                              BANQUE PARIBAS


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                                   SCHEDULE 1


The transactions that have occurred are as follows:

1. On June 16, 1994, Klepo-Stabylia S.A., a subsidiary directly owned by Weatherford International Incorporated ("Weatherford"), changed its name to Weatherford France, S.A. ("W/France") without giving prior written notice to the Agents.

2. On July 15, 1994, Weatherford Oil Tool GmbH, a Borrowing Subsidiary, sold the assets of its French branch to Rig Services SARL, an Immaterial Subsidiary ("Rig Services"), for approximately U.S. $380,000. The transaction was effective January 1, 1994 for accounting purposes.

3. On July 20, 1994, Rig Services was merged into W/France. The transaction was effective May 1, 1994 for accounting purposes.

4. On July 8, 1994, Weatherford/Lamb, Inc., a Borrower and a subsidiary owned directly by Weatherford ("W/Lamb"), transferred its stock ownership of Bit & Tool A-1 Srl, a Borrowing Subsidiary ("A-1 Italy"), to Weatherford Mediterranea S.p.A. ("WEMESPA"), by virtue of not subscribing to A-1 Italy's 1993 losses and allowing WEMESPA to do so.

Pending transactions include the following:

5. The merger of Weatherford Marine, Inc., a Material Subsidiary, into Weatherford U.S., Inc., a Borrower, Material Subsidiary and subsidiary directly owned by Weatherford ("WUSI"). This merger will occur when the termination of the Seastrom joint venture with a third party is finalized, which will occur as soon as possible.

6. The merger of Bit & Tool A-1 Srl. into WEMESPA. This merger will occur after January 1, 1995 and will result in all Italian operations being in WEMESPA.

7. The sale by W/France of its elastomer division business to WUSI and Weatherford Oil Tool Nederland B.V., a Borrowing Subsidiary ("W/Holland") for approximately $1,300,000 ($260,000 and $1,040,000). This will be finalized as soon as possible and will be effective October 1, 1994.

8. The merger of A-1 Bit & Tool Co. B.V., an Immaterial Subsidiary ("A-1 Holland"), into W/Holland.

9. In addition, there is planned a merger of Weatherford Norge AS, an Immaterial Subsidiary ("W/Norge"), into Weatherford Eurasia AS, an Immaterial Subsidiary. While consent is not required for an Immaterial Subsidiary to merge into an Immaterial Subsidiary, W/Norge is an obligor under an Odfjell Acquisition Subsidiary Note.